UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2017

ReWalk Robotics Ltd.

(Exact name of registrant as specified in its charter)

Israel	001-36612	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Hatnufa St., Floor 6, Yokneam Ilit, Israel		2069203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:                        +972.4.959.0123

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (d)

On December 27, 2017, the Board of Directors (the “Board”) of ReWalk Robotics Ltd. (the “Company”) appointed sitting director Mr. Wayne Weisman to the Company’s audit committee (the “Audit Committee”), effective December 29, 2017. As a Class II director, Mr. Weisman’s appointment will last until the Company’s annual shareholders meeting to be held in 2020 and thereafter until his respective successor is duly elected and qualified, or until his earlier death, resignation or removal from the Audit Committee or the Board. Mr. Weisman replaces Mr. Glenn Muir, who informed the Board on December 21, 2017 that he would step down from the Board and all three committees effective December 29, 2017. Mr. Muir has chosen to resign for personal reasons and not due to a disagreement with the Company.

The Board has determined that Mr. Weisman satisfies the applicable audit committee independence requirements of The Nasdaq Stock Market LLC (“Nasdaq”) and Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and is financially literate for purposes of Nasdaq listing standards. The Board has also determined that Mr. Weisman meets the financial sophistication requirements of Nasdaq listing rule 5605(c). Because Mr. Muir is an external director under Israeli law and an audit committee financial expert under the rules of the Securities and Exchange Commission (the “SEC”), the Company intends to appoint as soon as possible after Mr. Muir’s departure a new director who can meet these additional requirements, which Mr. Weisman does not satisfy.

In addition to compensation he already receives as a director on the Board, Mr. Weisman will be entitled to standard compensation available to members of the Audit Committee, as disclosed under “Director Compensation” in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on May 22, 2017 (the “2017 Proxy Statement”). For information on transactions in which Mr. Weisman has an interest requiring disclosure under Item 404(a) of Regulation S-K and certain arrangements between the Company and Mr. Weisman, see the information under the headings “Certain Relationships and Related Party Transactions,” “Director Compensation,” “Equity Compensation Plan Information” and “Security Ownership of Certain Beneficial Owners and Management” in the 2017 Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ReWalk Robotics Ltd.

By:	/s/ Kevin Hershberger
Name:	Kevin Hershberger
Title:	Chief Financial Officer

Dated: December 28, 2017